Exhibit 99.1
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                                                              [GNC LOGO]




Contact:        Patrick Fitzgerald
                General Nutrition Centers, Inc.
                (412) 402-7455
                Patrick-Fitzgerald@GNC-HQ.com
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              GENERAL NUTRITION CENTERS ANNOUNCES THAT IT WILL BE

               SEEKING AN AMENDMENT TO ITS SENIOR CREDIT FACILITY

         PITTSBURGH PA, DECEMBER 8, 2004: General Nutrition Centers, Inc. (GNC) today announced that, in light of current favorable market conditions, the company is seeking an amendment to modify or eliminate certain restrictive covenants contained in its senior credit facility, subject to certain conditions. No assurance can be given, however, that the company will be successful in obtaining this amendment.

         GNC is the largest global specialty retailer of nutritional supplements, which includes vitamin, mineral and herbal supplements, sports nutrition products, diet and energy products and specialty supplements. GNC has more than 4,900 retail locations throughout the United States, including more than 1,300 domestic franchise locations, more than 1,000 store-within-a-store locations under its strategic alliance with Rite Aid and more than 800 locations in more than 35 foreign markets including Canada and Mexico.

         This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include significant competition in our industry; unfavorable publicity or consumer perception of our products; the incurrence of material products liability and products recall costs; costs of compliance with governmental regulations; the failure of our franchisees to conduct their operations profitably; economic, political and other risks associated with your international operations; our failure to keep pace with the demands of our customers for new products and services; the lack of long-term experience with human consumption of some of our products with innovative ingredients; and increases in the frequency and severity of insurance claims, particularly claims for with we are self-insured.

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